EXHIBIT 10.1
                    NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of the 22nd day of September, 1999, by and among SOFTLOCK.COM, INC., a Delaware corporation (the "Company"), SOFTLOCK SERVICES, INC., a Delaware corporation (the "Subsidiary" and together with the Company, the "Obligors" or individually, an "Obligor") and SI VENTURE ASSOCIATES, L.L.C. (the "Investor").

                           W I T N E S S E T H

WHEREAS, the Obligors desire to enter into this Agreement with the Investor to sell and issue (i) a convertible promissory note of the Obligors in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000), which note shall be in substantially the form attached hereto as Exhibit A (the "Note"), (ii) a warrant to purchase capital stock of the Company in substantially the form attached hereto as Exhibit B (the "Warrant") and (iii) a warrant to purchase common stock of the Company only upon certain events, in substantially the form attached hereto as Exhibit C (the "Default Warrant" and together with the Warrant, the "Warrants"); and

WHEREAS, the Investor desires to enter into this Agreement to acquire the Note, the Warrant and the Default Warrant on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration for the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Authorization, Sale and Conversion.

     a. Authorization. The Obligors have authorized the issuance and sale of the Note and the Company has authorized the issuance and sale of the Warrant and the Default Warrant.

     b. Sale. Subject to the terms and conditions hereof, the Investor agrees to purchase from the Company and/or the Subsidiary (as applicable), and the Obligors agree to sell and issue to the Investor, the Note, the Warrant and the Default Warrant for the purchase price of Five Hundred Thousand Dollars ($500,000.00). The Investor and the Obligors agree that any original issue discount attributable to the Note as a result of the delivery of the Warrants is less than one-quarter of one percent (0.25%) of the stated redemption price at maturity (as such term is defined in Section 1273(a) of the Internal Revenue Code, as amended), of the Note multiplied by the number of complete years to maturity of the Note (determined as provided in such Section 1273(a)).

     c. Convertibility Feature; Exercise of Warrants. The Note shall be convertible into shares of the Company's capital stock in accordance with the terms and conditions thereof. The Warrant shall be exercisable for shares of the Company's capital stock in accordance with the terms and conditions contained in the Warrant. The Default Warrant shall be exercisable for shares of the Company's common stock in accordance with the terms and conditions contained in the Default Warrant.

2.     Closing; Delivery

      a. Closing. The closing of the purchase and sale of the Note and the issuance of the Warrants under this Agreement shall take place at the Company's offices, Five Clock Tower Place, Suite 440, Maynard, Massachusetts 01754 on September ___, 1999 (the "Closing") or at such other time and date as the parties may agree.

      b. Delivery. At the Closing, subject to the terms and conditions hereof, the Obligors will deliver to the Investor the Note, the Warrants, and such other certificates, consents, waivers and agreements as are reasonably requested by the Investor (together with this Agreement, collectively the "Transaction Documents"), dated the date of the Closing, against payment of the purchase price therefor payable as of the date of the Closing by check or wire transfer.

3. Representations and Warranties of the Obligors. The Obligors hereby jointly and severally represent and warrant to the Investor as follows:

     a. Organization, Good Standing and Qualification. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to issue the Note and the Warrants (as applicable) and to carry out the provisions of this Agreement and the terms of the Note and the Warrants (as applicable). Each of the Obligors is duly qualified to transact business, and is in good standing, in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary. The Company has no subsidiaries, except for the Subsidiary and the Subsidiary has no subsidiaries.

     b. Capitalization. The authorized capital of the Company consists of Fifty Million (50,000,000) shares of common stock and five million (5,000,000) authorized shares of preferred stock. As of September 10, 1999 there were 10,913,730 shares of the Company's Common Stock outstanding. In addition, 2,702,833 shares of the Company's Common Stock have been reserved for issuance upon the exercise of outstanding options. No shares of the Company's preferred stock are outstanding. Except as set forth in this Agreement (including, without limitation, in this Section 3(b)) or on
Schedule 3(b), there are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating the Company to issue any Common Stock, Preferred Stock or any other equity security of the Company. All of the outstanding capital stock of the Subsidiary is owned beneficially and of record by the Company, and there are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating the Subsidiary to issue any common stock or any other equity security of the Subsidiary.

     c. Authorization. All action on the part of the Obligors necessary for the authorization, execution and delivery of this Agreement, the Note and the Warrants (as applicable), the performance of all obligations of the Obligors hereunder and thereunder and the offer, sale, issuance and delivery of the Note and the Warrants has been taken or will be taken on or prior to the Closing, and each of the Obligors has all requisite power and authority to enter into and perform this Agreement, the Note and the Warrants (as applicable), and to offer, sell, issue and deliver the Note and the Warrants (as applicable). This Agreement and the Note have been duly executed and delivered by the Obligors, the Warrants have been duly executed and delivered by the Company, this Agreement and the Note constitute the Obligors', and the Warrants constitute the Company's, valid and legally binding obligations, enforceable against them in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

     d. Litigation. No claim, action, proceeding or investigation is pending, or to the best knowledge of the Obligors, threatened, which seeks to delay or prevent the consummation of the transactions contemplated hereby, or which would be reasonably likely to adversely affect the Obligors' ability to consummate the transactions contemplated hereby, or which would have a material adverse effect on the business, prospects, property, condition (financial or otherwise), or operations of either Obligor, except for those claims, actions, proceedings or investigations listed on Schedule 3(d) hereto.

     e. Consents and Approvals; No Conflict. The execution and delivery of this Agreement and the Note by the Obligors, and of the Warrants by the Company does not, and the performance of this Agreement, the Note and the Warrants, and the offer, sale, issuance and delivery of the Note by the Obligors and of the Warrants by the Company will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority. The execution, delivery and performance of this Agreement and the Note by the Obligors and of the Warrants by the Company does not (i) conflict with or violate the certificate of incorporation or bylaws of either of the Obligors, (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to either of the Obligors, or (iii) conflict with or result in a breach or violation of (and upon notice or lapse of time or both would not result in such a conflict, breach or violation) under any indenture, mortgage, agreement, contract or other instrument to which either of the Obligors is a party or by which either of the Obligors or any of its material properties or assets are bound.

     f. SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "Commission") (any of the foregoing are referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "1933 Act"), or the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and to the Obligors' knowledge, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, to the Obligors' knowledge, none of the SEC Documents currently contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Obligors included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Obligors and their consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). All of the Company's SEC Documents have been provided to the Investor.

     g. Debt; Liens. Schedule 3(g), to the Obligors' knowledge, sets forth a true and correct list of (1) all indebtedness of either of the Obligors, and (2) all liens, security interests and other encumbrances on either of the Obligor's properties and assets.

     h. Absence of Undisclosed Liabilities. The Obligors, to their knowledge, do not have any liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due), which, either individually or in the aggregate, are material and not reflected or disclosed in the Obligors' most recent consolidated balance sheet provided to the Investor (dated as of August 31, 1999), or on Schedule 3(g) or elsewhere in this Agreement or its Schedules.

     i. Taxes. The Obligors have filed all tax returns and reports required to be filed and have paid all taxes due in connection therewith. The Obligors have withheld or collected from each payment made to each of their employees, the amount of all taxes required to be withheld or collected therefrom, and have paid the same to the proper tax receiving officers or authorized depositaries.

     j. Transactions With Related Parties and Affiliates. Except as set forth on Schedule 3(j), there is no loan, lease or other continuing transaction between either Obligor and any Affiliate or Related Party of such Obligor. As used in this Agreement, "Affiliate" shall mean any person or entity controlling, controlled by or under common control with an Obligor and "Related Party" shall mean the Obligors' respective employees, officers, directors and shareholders (as applicable) and any affiliate or relative of any such person.

     k.  Franchises, Licenses, Trademarks, Patents and Other Rights.

          (A) All (i) franchises, permits, licenses and other similar authority, (ii) patents, patent applications, patent rights, service marks, trademarks, trademark applications, trademark rights, trade names, trade name rights and copyrights (whether registered or not), and (iii) know-how, technology and trade secrets, which, in any case, are owned, possessed or used by any Related Party, or which any Related Party has the right to own, possess or use, and which in any way are or may be usable now or in the future for the conduct of the Obligors' business as now conducted or as planned to be conducted, have been duly and validly transferred in full to the Obligors.

           (B) To the best of the Obligors' knowledge, no Related Party is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement with any prior employer or any other person, corporation, or other entity or any restrictive covenant in such an agreement, or any obligation imposed by common law or otherwise, relating to the right of any such Related Party to be employed by, to hold shares of the capital stock or to serve as an officer or director of, the Obligors or companies similarly situated because of the nature of the business conducted or to be conducted by the Obligors, or companies similarly situated or relating to the use of trade secrets or proprietary information of others, and the continued employment of, or other relationship with, the Obligors' Related Parties does not subject either of the Obligors to any liability for any such violation.

          (C) Schedule 3(k) lists all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Obligors (collectively, the "Listed Rights"). There is neither pending, nor, to the best of the Obligors' knowledge and belief, threatened, any claim or litigation against either of the Obligors contesting the validity or right to use any of the Listed Rights or any know-how, technology and trade secrets not included in the Listed Rights (the Listed Rights and such know-how, technology and trade secrets being collectively called the "Technology"), nor are the Obligors' aware of any basis therefor, and neither of the Obligors has received any notice of infringement upon or conflict with any asserted right of others, except as set forth on Schedule 3(g). To the best of the Obligors' knowledge and belief, no person, corporation or other entity is infringing or violating the Listed Rights or any of the other Technology. Except as set forth on Schedule 3(k)(C), the Obligors have no obligation to compensate others for the use of any Technology, nor have the Obligors granted any license or other right to use, in any manner, any of the Technology, whether or not requiring the payment of royalties.

     l. Offering. Subject in part to the truth and accuracy of the Investor's representations set forth in this Agreement, the offer, sale and issuance of the Note and the Warrants as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act, and all state securities laws, and neither the Obligors nor anyone acting on their behalf will take any action hereafter that would cause the loss of such exemption.

     m. Disclosure. To the Obligors' knowledge, no representation or warranty contained in this Agreement or information appearing in any writing furnished by the Obligors to the Investor or its representatives pursuant hereto or in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Obligors as follows:

     a. Organization; Good Standing; Power and Authority; Binding Obligation. The Investor has full power and authority to enter into this Agreement, and,

       (i) the Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and

       (ii) all action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Investor hereunder, including, without limitation, the payment of the purchase price for the Note, the Warrant and the Default Warrant contemplated by this Agreement has been taken, and the Investor has all the requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Investor and constitutes the Investor's valid and legally binding obligation enforceable against the Investor in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

     b. Purchase Entirely for Own Account, Etc. The Note and the Warrants will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Note, the Warrant or the Default Warrant. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Note, the Warrant or the Default Warrant or the preferred or common stock issuable upon conversion and exercise thereof (the "Underlying Stock"). The Investor understands that the Note, the Warrant, the Default Warrant and the Underlying Stock have not been registered under the 1933 Act on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act, and that the Obligors' reliance on such exemption is predicated in part upon the Investor's representations and warranties set forth in this Section 4.

     c. Disclosure. The Investor has received or reviewed all the information which the Investor has requested for the purposes of determining the merits of the purchase of the Note, the Warrant and the Default Warrant as an investment. The Investor also has received and reviewed a copy of the Obligors' consolidated, unaudited financial statements for the period ended August 31, 1999, attached hereto as Exhibit F (the "Unaudited Financials").
The Obligors plan to provide to the Investor audited financial statements as soon as practicable after such statements become available from the Obligors' auditors.

The Investor has had an opportunity to ask questions and receive answers from the Obligors regarding the Obligors, their business, operations and financial condition and the terms and conditions of the purchase of the Note and the Warrant, and answers have been provided to the Investor's full satisfaction. The Investor has fully reviewed all corporate and governance documents of the Obligors provided to it, understands all relevant terms and has asked all questions and received answers thereto to the Investor's full satisfaction.
If deemed necessary by the Investor, the Investor has consulted with a professional advisor who has provided the Investor with advice concerning terms. THE INVESTOR ACKNOWLEDGES AND AGREES THAT THE PURCHASE OF THE NOTE AND

THE WARRANTS INVOLVES A HIGH DEGREE OF RISK, AND MAY RESULT IN A LOSS OF THE ENTIRE AMOUNT INVESTED. THE INVESTOR FURTHER ACKNOWLEDGES AND AGREES THAT THERE IS NO PUBLIC MARKET FOR THE NOTE OR THE WARRANTS. THERE IS NO ASSURANCE THAT THE OBLIGORS' OPERATIONS WILL RESULT IN REVENUES OR BE PROFITABLE OR THAT A PUBLIC MARKET FOR THE NOTE OR THE WARRANTS WILL DEVELOP AT ANY TIME.

     d. Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D under the 1933 Act. The information provided by the Investor on the Statement of Accredited Investor, attached hereto as Exhibit E, is true and correct in all respects. The Investor is capable of bearing the economic risk of an investment in the purchase of the Note and the Warrants, including the possible loss of the Investor's entire investment.
The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Note and the Warrants offered hereby. The Investor has not been organized solely for the purpose of acquiring the Note and the Warrants. The Investor has not construed the contents of this Agreement, or any additional agreement with respect to the proposed purchase of the Note, the Warrant or the Default Warrant or any prior or subsequent communications from the Obligors, or any of their officers, employees or representatives, as investment, tax or legal advice or as information necessarily applicable to the Investor's particular financial situation. The Investor has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning the purchase of the Note, the Warrant and the Default Warrant.

     e. Restricted Securities. The Investor understands that the Note, the Warrant and the Default Warrant being purchased hereunder, as well as the Underlying Stock, are "restricted securities" as defined in the 1933 Act, and that under federal and state securities laws the Note, Warrant, Default Warrant and the Underlying Stock may be resold without registration under the 1933 Act only in certain limited circumstances. Investor is familiar with Rule 144 promulgated by the Commission under the 1933 Act, and understands the resale limitations imposed thereby and by the 1933 Act generally. Investor also acknowledges that the Note, Warrant, Default Warrant and the Underlying Stock are subject to significant restrictions on transfer, pledge or hypothecation. The Investor agrees that in no event will it make a transfer or disposition of the Note, the Warrant, the Default Warrant or the Underlying Stock other than in compliance with all applicable securities laws.

     f. Legends. It is understood that certificates or other evidence of the Underlying Stock may bear the following legend, as well as any legend required by the laws of any state:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS."

5.     Covenants of the Obligors.

     a. Covenants Prior to Satisfaction of the Note. The Obligors jointly and severally covenant and agree that for so long as the Note has not been satisfied in full, each of them will:

       i. in the case of the Company, cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (or other equity securities issuable upon conversion of the Note) such number of shares that will be sufficient to permit the conversion in full of the Note;

       ii. in the case of the Company, take all such action as may be necessary to ensure that all shares of Preferred Stock (or other equity securities issuable upon conversion of the Note) delivered upon conversion of the Note shall, at the time of delivery of the certificates for such shares, be duly and validly authorized, issued, fully paid and non-assessable;

        iii. duly and punctually pay, or cause to be paid, the principal and interest on the Note on the date(s) on which such principal, premium (if any) and interest becomes due;

        iv. furnish to the Investor promptly after filing, copies of the Company's reports filed pursuant to the Exchange Act on form 10-K, 10-Q, 8-K, or any successor form or forms;

        v. permit the Investor (or its designated representative) to visit and inspect any of the properties of the Obligors, including their books of account, and to discuss their affairs, finances and accounts with the Obligors' officers and its independent public accountants, all at such reasonable times and as often as any such party may reasonably request;

        vi. if the Investor does not have a voting representative on the Board of Directors of the Company or the Subsidiary, permit the Investor to send a representative (without voting rights) to each meeting of the Board of Directors of the Company or the Subsidiary (as applicable) and all committees of such Board;

        vii. promptly pay and discharge, or cause to be paid and discharged, when due and payable, unless contested by the Obligors in good faith, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Obligors or any subsidiary;

        viii. keep their properties in good repair, working order and condition, and from time to time make all needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and the Obligors will at all times materially comply with each provision of all leases to which either of them is a party or under which either of them occupies, or has possession of, any property;

        ix. keep their assets which are of an insurable character insured by financially sound and reputable insurers, against loss or damage by fire, extended coverage and explosion and insurance against other hazards and risks and liability to persons and property all to the extent, in amounts and in the manner customary for companies in similar businesses similarly situated;

        x. keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to their business and affairs;

        xi. duly observe and conform in all material respects to all laws, rules, regulations and requirements of governmental authorities relating to the conduct of their business or to their property or assets;

        xii. maintain in full force and effect its legal existence, rights, government approvals and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by either of them;

         xiii.  not (without the written consent of the Investor):

              (a) Sell or otherwise dispose of all or substantially all of the assets or business of either Obligor (whether by sale of assets, exclusive license or otherwise); or

              (b) Consolidate with or merge into or with any other person or entity or permit any other person or entity to consolidate with or merge into it or permit a controlling interest in the Company to be acquired by one or more parties (through merger, consolidation or otherwise).

          xiv. in the case of the Company, not (without the written consent of the Investor), sell or other dispose of, any shares of the capital stock of the Subsidiary or any other interest in the Subsidiary;

          xv. in the case of the Subsidiary, not (without the written consent of the Investor), offer, sell or issue, or obligate itself to offer, sell or issue, any shares of its capital stock or any other interest in itself;

          xvi. not enter into any transaction, including, without limitation, the purchase, sale or exchange of property, the making of loans or advances or the rendering of any service with any Affiliate or Related Party except in the ordinary course of and pursuant to the reasonable requirements of the applicable Obligor's business and upon fair and reasonable terms no less favorable to such Obligor than would obtain in a comparable arm's-length transaction with a person not an Affiliate or Related Party;

           xvii. not to make any (i) declaration, setting aside or payment of any dividend or other distribution in respect of any of the Company's capital stock, or (ii) direct or indirect redemption, purchase or other acquisition of any of such stock (or any warrant, option or other right with respect to such stock), or (iii) any repayment of Company or Subsidiary debt held by any Related Party or by any Affiliate;

           xviii. use the proceeds from the issuance of the Note and the Warrants for the Obligors' working capital purposes;

           xix. not change the nature of their business without the prior written consent of the Investor;

           xx. not create, incur, assume or permit to exist any material indebtedness for borrowed money, or create or suffer to exist any mortgage, pledge, security interest, lien or encumbrance upon their real or personal properties, in each case without the prior written consent of the Investor, except for obligations as lessee under leases that would have been or should be, in accordance with GAAP, recorded as capital leases.

           xxi. require all officers, department heads and those performing similar functions, and all other persons now or hereafter employed by the Obligors or their subsidiaries who may be deemed by the Board of Directors to be a "Key Employee" to execute a non-competition agreement, and all employees, officers and consultants of the Obligors who have access to confidential information to execute a proprietary information and non-disclosure agreement, in favor of the Obligors;

           xxii. cause any subsidiary which it may now have and/or which it may organize or acquire in the future to comply fully with all terms and provisions of this Article 5 to the same extent as if such subsidiary or subsidiaries were an "Obligor" herein.

     b. Covenants Upon Issuance of Warrants under the Default Warrant. The Company and Jonathan Schull (the "Shareholder"), by signing below, covenant and agree that, upon the issuance of any shares of Common Stock upon exercise of the Default Warrant and for the benefit of the Investor as holder of such shares of Common Stock, they will perform the obligations described in that certain Term Sheet between the Investor and the Company executed on or about September 2, 1999 and attached hereto as Exhibit D under the headings "Registration Rights", "Right of First Refusal on Issuances by SoftLock", "Right of First Refusal/Co-Sale on Sale by Management", "Financial Information", "Board of Directors", and "Investor Market Standoff," and the rights and obligations of the Company, the Investor and the Shareholder set forth therein shall apply and be binding upon the Company, the Investor and the Shareholder, provided that such provisions shall apply without regard to any requirement set forth therein that at least a specified percentage of "Preferred Stock" or "Common Stock" be held by the Investor. In addition, the Company and the Shareholder agree that upon request of the Investor, they will enter into definitive agreements setting forth in greater detail such rights and obligations, in form reasonably requested by Investor and customary for institutional venture capital investments (provided that execution of such definitive agreements shall not be a condition to the effectiveness of such rights and obligations, which shall automatically bind the parties upon the issuance of any shares of common stock pursuant to the Default Warrants). By signing below, Maurice LaFlamme covenants and agrees that in the circumstances described in the foregoing provisions of this Section 5(b), he will vote all shares of the Company's Common Stock held by him or over which he has voting control, at all regular and special meetings of shareholders of the Company (and in all written consents), for election of one nominee designated by the

Investor for election to the Company's Board of Directors. In addition, the Company further covenants and agrees for the benefit of the Investor as the holder of the Default Warrant and the shares of Common Stock issued upon exercise of the Default Warrant, that it will (i) cause to be reserved and kept available out of its authorized and unissued shares of common stock such number of shares that will be sufficient to permit the exercise in full of the Default Warrant; (ii) take all such action as may be necessary to ensure that all shares of common stock delivered upon exercise of the Default Warrant shall, at the time of delivery of the certificates for such shares, be duly and validly authorized, issued, fully paid and non-assessable; (iii) preserve and keep in full force and effect its corporate existence and that of each of its subsidiaries; and (iv) comply with, and the Subsidiary agrees that it will in such circumstances comply with, the covenants set forth in Sections 5(a)(iv), (v), (vi)-(xvii) and (xxii).

6.     Covenants of the Investor.

     a. Investment Covenants. The Investor hereby covenants with the Company that, without in any way limiting the representations set forth in Section 4 above, the Investor shall not make any disposition of all or any portion of the Note, the Warrant or the Default Warrant unless and until:

       i. there is then in effect a registration statement under the 1933 Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

       ii. the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company (except in transactions in compliance with Rule 144), the Investor shall have furnished the Company with an opinion of counsel, in form and substance satisfactory to the Company, that such disposition will not require registration of the securities under the 1933 Act.

     b. Covenant to Not Impede Closing Contemplated by Term Sheet. The Investor acknowledges that there are significant contingencies affecting the Company's ability to convert the Note into capital stock that are controlled or affected by the actions of the Investor, including but not limited to (i) approving the Second Investor (as defined in the Term Sheet), (ii) completing and being satisfied with its due diligence review of the Company, and (iii) being satisfied with the legal structure of the Company, its anticipated sources and uses of funds and the terms and conditions of the transaction contemplated by the Term Sheet. Accordingly, the Investor hereby covenants and agrees to use reasonable efforts to diligently and consistently assist the Company in attracting potential Second Investors, and to not unreasonably withhold or delay its approval of any willing potential Second Investor and otherwise to exercise the foregoing rights in good faith and not with a view to contributing to the Company's inability to convert the Note to capital stock.

7. Conditions of the Investor's Obligations at Closing. The obligations of the Investor hereunder are subject to, and contingent upon, the fulfillment, on or before the Closing, of each of the following conditions:

     a. Representations and Warranties. The representations and warranties of the Obligors contained in Section 3 hereof shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     b. Performance. The Obligors shall have performed and complied with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

     c. Delivery of the Note and the Warrant. The Obligors shall have delivered to the Investor the Note, the Warrant and the Default Warrant in the forms attached hereto as Exhibits A, B and C, respectively.

     d. Other. The Investor shall have received such other certificates, opinions and instruments as the Investor may reasonably request.

8. Conditions of the Obligors' Obligations at Closing. The obligations of the Obligors to the Investor hereunder are subject to and contingent upon the fulfillment by the Investor, on or before the Closing, of each of the following conditions:

     a. Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     b. Payment of Purchase Price by the Investor. The Investor shall have delivered to the Obligors the Purchase Price in the manner specified in
Section 1.b. hereof.

     c. Delivery of Note and Statement of Accredited Investor. The Investor shall have delivered to the Obligors a Statement of Accredited Investor in the form set forth in Exhibit E attached hereto, and the information provided in the Statement of Accredited Investor shall be complete and correct on and as of the Closing with the same effect as though such information had been provided as of the date of the Closing.

9.     Miscellaneous.

     a. Survival of Warranties. The representations and warranties of the Obligors and the Investor contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     b. Successors and Assigns. This Agreement may not be assigned by any party hereto, except that the Investor may assign or transfer all or a portion of the Note and the Warrants (i) after the "Trigger Date" (as defined in the Note) or (ii) to a member or affiliate, subject in either case to compliance with applicable securities laws (and its rights under this Agreement shall inure to the benefit of each transferee under the Note and the Warrants). The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      c. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to the principles of conflict of laws thereof.

      d. Counterparts; Delivery by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by facsimile.

      e. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      f. Notices. Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified, by nationwide overnight delivery service or upon deposit with the United States Post Office, by certified mail, return receipt requested and:

               i. if to either of the Obligors, addressed to SOFTLOCK.COM, INC., Five Clock Tower Place, Suite 440, Maynard, Massachusetts 01754,
Attention: Keith Loris, with a copy to Clive R. G. O'Grady, Esquire, McGuire, Woods Battle & Booth LLP, 1750 Tysons Blvd., Suite 1800, Tysons Corner, McLean, Virginia 22102-3915 or at such other address as the Company may designate by notice to the Investor in accordance with the provisions of this Section 9.f.; and

               ii. if to the Investor, at its address indicated on the signature page hereof, or at such other addresses as the Investor may designate by notice to the Company in accordance with the provisions of this Section 9.f.

      g. Expenses. The Obligors shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, whether or not a closing takes place. On the closing date (or if no closing shall take place, within thirty (30) days of receiving any statement or invoice therefor), the Obligors will pay the reasonable legal fees and out-of-pocket expenses of the Investor and special counsel to the Investor with respect to this Agreement and the transactions contemplated hereby, but only up to the maximum amount of Ten Thousand Dollars ($10,000). The Obligors shall also pay the reasonable legal fees and the fees of experts and consultants engaged by the Investor incurred with respect to the enforcement of the Agreement, the Note and/or the Warrants and/or with respect to responding to any request made by either of the Obligors for the consent of the Investor to any action that the Obligors wish to take that is either barred under terms of any such document or requires the consent of the Investor therefor. The Investor shall pay the reasonable legal fees and expenses incurred by the Company in enforcing this Agreement against the Investor after a breach by the Investor.

      h. Trial by Jury. EACH PARTY HEREBY WAIVES ITS RIGHT TO CLAIM A TRIAL BY JURY WITH RESPECT TO ANY ACTION BY OR AGAINST INVESTOR ARISING HEREUNDER.

     i. Waiver. EACH PARTY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTION 52-278a TO 52-278g INCLUSIVE, OR BY ANY OTHER APPLICABLE LAW, STATE OR FEDERAL, HEREBY WAIVES ITS RIGHTS TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH ANY PARTY, AND/OR THE SUCCESSORS OR ASSIGNS OF ANY PARTY MAY DESIRE TO USE.

     j. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Obligors and the Investor.

     k. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     l. Entire Agreement. This Agreement (including the exhibits hereto) and the documents referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

     m. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Obligors or the Investor upon any breach, default or noncompliance of the Investor or the Obligors under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Obligors or the Investor of any breach, default or noncompliance under this Agreement or any waiver on the Obligors' or the Investor's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Obligors and the Investor, shall be cumulative and not alternative.

     n. Further Assurances. Prior to and after the Closing, at the request of the Investor, the Obligors will take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate in doing, as the Investor may reasonably deem necessary or desirable, all things necessary to consummate and make effective in a practicable manner, the Closing, and the other transactions contemplated by this Agreement, the Note, the Warrant and the Default Warrant, including, without limitation, (i) the execution and delivery of any additional waivers, consents, confirmations, agreements, instruments or documents, or the taking of all actions, whether prior to or after the Closing, necessary to issue and sell the Notes, the Warrant, the Default Warrant and the Underlying Stock to the Investor and (ii) to otherwise carry out the purpose and intent of this Agreement.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


SOFTLOCK.COM, INC., a
Delaware corporation



By:________________________________
     Douglas R. Johnson
     Executive Vice President and Chief Financial Officer



SOFTLOCK SERVICES, INC., a
Delaware corporation



By:________________________________
     Douglas R. Johnson
     Executive Vice President and Chief Financial Officer


SI VENTURE ASSOCIATES, L.L.C., a
Delaware limited liability company


By:_________________________________
     John Halligan, Managing Member




             [SIGNATURES OF SHAREHOLDERS APPEAR ON FOLLOWING PAGE]

Acknowledged and agreed, for purposes of Section 5(b) only:




Jonathan Schull




Maurice LaFlamme



Exhibit List

Exhibit A                         Promissory Note
Exhibit B                         Warrant
Exhibit C                         Default Warrant
Exhibit D                         Term Sheet
Exhibit E                         Statement of Accredited Investor
Exhibit F                         Unaudited Financials
Schedule 3(b)                     Capitalization Table
Schedule 3(j)                     Loans, Leases Or Transactions with
Related Parties
Schedule 3(k)                     Intellectual Property
Schedule 3(k)(c)                  Licenses
Schedule 5(b)                     Shareholders





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